EXHIBIT 99.1

Acura Pharmaceuticals Reports 2nd QTR 2011 Financial Results and Product Development Update

PALATINE, Ill., July 28, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today reported net income of $17.0 million or $0.35 per diluted share for the second quarter ending June 30, 2011 compared to a net loss of $3.2 million, or $0.07 per share for the second quarter of 2010. For the six months ended June 30, 2011, the Company reported net income of $14.2 million, or $0.30 per diluted share compared to net loss of $7.2 million, or $0.15 per share for the same period in 2010. At July 27, 2011, we had cash and cash equivalents of $38.9 million with no term indebtedness.

Our financial results include revenues relating to our License, Development, and Commercialization Agreement (the "Pfizer Agreement") with King Pharmaceuticals Research and Development, Inc., a wholly-owned subsidiary of Pfizer, Inc. ("Pfizer"). For the quarters ending June 30, 2011 and 2010, we recognized revenues of $20.2 million and $0.6 million, respectively. In the quarter ended June 30, 2011, we recognized (i) $0.2 million from the amortized portion of the $30.0 million upfront cash payment received under the Pfizer Agreement in December 2007 ("Program Fee Revenue"), (ii) $20.0 million in milestone revenue from the OXECTA New Drug Application ("NDA") approval and (iii) $0.4 million from reimbursement of our R&D expenses ("Collaboration Revenue"). For the six months ending June 30, 2011, we recognized revenues of $20.5 million, of which $0.5 million was Program Fee Revenue and $20.0 million was milestone revenue from the OXECTA NDA approval. For the same period in 2010, we recognized revenues of $2.7 million, of which $0.6 million was Program Fee Revenue and $2.1 million was Collaboration Revenue.

Research and development ("R&D") expenses during the second quarters ended June 30, 2011 and 2010 were for product candidates utilizing our AVERSION and IMPEDE Technologies, including activities associated with our AVERSION benzodiazepine and stimulant product candidates, an extended release opioid product candidate, and the commencement of scale-up of our IMPEDE pseudoephedrine hydrochloride ("IMPEDE PSE") manufacturing process to quantities required for commercial distribution. Included in the 2011 and 2010 results are non-cash share-based compensation expenses of $0.1 million and $0.5 million, respectively. Excluding the share-based compensation expense, there is a $0.1 million decrease in development expenses for the quarter ending June 30, 2011 compared to the same period in 2010. R&D expense during the six months ended June 30, 2011 and 2010, excluding non-cash share-based compensation expenses of $0.4 million and $1.0 million, respectively, decreased $1.7 million and is primarily attributable to a reduction of our clinical study and regulatory costs associated with our AVERSION with niacin product candidates.

For the quarter ending June 30, 2011 and 2010, marketing, general and administrative expenses, excluding non-cash share-based compensation expenses of $0.5 million and $1.5 million, respectively, increased $0.5 million. Included in marketing, general and administrative expenses for the six months ended June 30, 2011 and 2010 are non-cash share-based compensation expenses of $1.5 million and $3.3 million, respectively. Excluding the share-based compensation expense, our marketing, general and administrative expenses increased $0.2 million.

The Company's condensed consolidated balance sheets and statements of operations appear below. Detailed financial statements are included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the Securities and Exchange Commission.

During the quarter ending June 30, 2011, Pfizer received approval on a New Drug Application for OXECTA, a product licensed from us utilizing our AVERSION Technology. Under the terms of the Pfizer Agreement, Pfizer will commercialize OXECTA in the United States and we are eligible to receive royalties on net sales commencing one year after the first commercial sale. We continue to advance the commercial manufacturing scale-up of our IMPEDE PSE product and recently entered into a commercial supply agreement for that product. We expect to commence commercial distribution of our IMPEDE PSE product in the fourth quarter of 2011.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development and commercialization of products intended to introduce limits or impediments to abuse and intentional misuse. Our products and product candidates are based on widely-used commercial products and do not alter the safety and efficacy of the active pharmaceutical ingredients.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, the ability of Pfizer (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) to successfully launch and commercialize our Oxecta™ Tablets, the ability of Pfizer and the ability of other pharmaceutical companies, if any, to whom we may license our Aversion® Technology or Impede™ Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies and the market acceptance of such products, expectations regarding potential market share for our products, our ability to enter into additional license agreements for our other product candidates, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration's, or FDA, requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse deterrent features, and whether our product candidates will ultimately deter abuse in commercial settings. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

ACURA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited) June 30, 2011	(Audited) December 31, 2010
Current assets	$40,063	$24,441
Property, plant and equipment, net	1,033	1,052
Total assets	$41,096	$25,493

Other current liabilities	$1,232	$686
Deferred program fee revenue - current	--	466
Stockholders' equity	39,864	24,341
Total liabilities and stockholders' equity	$41,096	$25,493

ACURA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited) Six Months Ended June 30,		(Unaudited) Three Months Ended June 30,
	2011	2010	2011	2010
Revenues
Program fee revenue	$466	$622	$233	$233
Milestone revenue	20,000	--	20,000	--
Collaboration revenue	--	2,038	--	387
Total revenues	20,466	2,660	20,233	620

Operating expenses
Research and development	2,283	4,572	1,142	1,525
Marketing, general and administrative	3,655	5,309	1,729	2,281
Total operating expenses	5,938	9,881	2,871	3,806
Income (loss) from operations	14,528	(7,221)	17,362	(3,186)
Other (expense) income, net	(15)	2	5	(3)
Income (loss) before income tax	14,513	(7,219)	17,367	(3,189)
Income tax expense	341	8	338	3
Net income (loss)	$14,172	($7,227)	$17,029	($3,192)

Income (loss) per share
Basic	$0.30	($0.15)	$0.36	($0.07)
Diluted	$0.30	($0.15)	$0.35	($0.07)

Weighted average shares
Basic	47,183	46,937	47,364	47,016
Diluted	47,547	46,937	48,009	47,016
CONTACT: Peter A. Clemens
         SVP & CFO
         847-705-7709